Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 23, 2004, in the Registration Statement (Amendment No. 5 on Form S-1 No. 333-117824) and related Prospectus of Cambridge Display Technology, Inc. for the registration of shares of its common stock.

/s/    Ernst & Young LLP

New York, NY

December 15, 2004